Exhibit 99.1

CHINA JO-JO DRUGSTORES COMPLETES REVERSE ACQUISITION AND CHANGES CORPORATE NAME

HANGZHOU, CHINA — September 28, 2009 — China Jo-Jo Drugstores, Inc. (OTC Bulletin Board: CJJD) (the “Company”) announced today the completion of a reverse merger transaction on September 17, 2009, with Renovation Investment (Hong Kong) Co., Ltd. (“Renovation”), through which the Company acquired control of Renovation’s retail pharmacy chain business in the People’s Republic of China (“PRC”).

The pharmacy chain currently operates 20 stores throughout Hangzhou, the provincial capital of the Zhejiang Province, including its most recent addition which opened on September 20, 2009. The stores are staffed by licensed pharmacists, offer both prescription and non-prescription western and traditional Chinese medicine. For fiscal year ended March 31, 2009 (all amounts in USD), the pharmacy chain generated $6.8 million of net income from $44.8 million of revenue, as compared with $3.4 million of net income from $31.3 million of revenue for the same period in fiscal 2008. Net income was $1.6 million for the three months ended June 30, 2009, from revenue of $11.7 million, as compared with $1.7 million of net income from $11.2 million of revenue for the same period in fiscal 2008.

Renovation, through its wholly-owned PRC subsidiary, controls the pharmacy chain and its business operations through contractual arrangements with three PRC operating companies, namely, Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd.

''We are pleased to be a part of the United States capital markets which will facilitate both our immediate growth plans in the Zhejiang province and our long-term strategy to branch out into other provinces,” expressed Dr. Lei Liu, who acceded to Chief Executive Officer of the Company in connection with the reverse merger transaction.

In connection with the reverse merger transaction, the Company changed its corporate name from “Kerrisdale Mining Corporation” to “China Jo-Jo Drugstores, Inc.” effective September 24, 2009, to more accurately reflect the business of the Company.

The name change became effective with the Over-the-Counter Bulletin Board at the opening for trading on September 24, 2009 under the new stock symbol “CJJD.” The Company’s new CUSIP number is 16949A107.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd., operates a retail pharmacy chain in the PRC offering both western and traditional Chinese medicine. The chain currently has 20 stores throughout Hangzhou, the provincial capital of Zhejiang Province.

Forward-looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts

China Jo-Jo Drugstores, Inc.
Bennet P. Tchaikovsky
Chief Financial Officer
bennet@wwofficers.com

Investor Relations
Capital Group Communications, Inc.
(415) 332-7200
(415)332-7201
Website: http://www.capitalgc.com/